EXHIBIT 107
Calculation of Filing Fee Tables

Form S-8
(Form Type)

TriMas Corporation
(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
Equity	Common Stock, $0.01 par value per share	Other	152,439	$26.96	$4,109,755.44	$153.10 per $1 million	$630
Equity	Common Stock, $0.01 par value per share	Other	100,000	$30.00	$3,000,000	$153.10 per $1 million	$460
Equity	Common Stock, $0.01 par value per share	Other	200,000	$35.00	$7,000,000	$153.10 per $1 million	$1,072
Equity	Common Stock, $0.01 par value per share	Other	200,000	$40.00	$8,000,000	$153.10 per $1 million	$1,225
Equity	Common Stock, $0.01 par value per share	Other	200,000	$45.00	$9,000,000	$153.10 per $1 million	$1,378
Equity	Common Stock, $0.01 par value per share	Other	200,000	$50.00	$10,000,000	$153.10 per $1 million	$1,531
Total Offering Amounts					$41,109,755.44		$6,296
Total Fee Offsets							$0
Net Fee Due							$6,296

The amount registered reflected in rows two through six of Table 1 above represents the maximum number of shares of common stock, par value $0.01 per share (the “Common Stock”), of TriMas Corporation (the “Registrant”) deliverable upon the exercise of stock options granted to Mr. Snyder on June 24, 2025 pursuant to a Non-Qualified Stock Option Inducement Award Agreement, dated as of June 24, 2025, by and between the Registrant and Mr. Snyder (the “Stock Option Inducement Award Agreement”), being registered on the Registration Statement on Form S-8 (the “Registration Statement”) to which this exhibit relates. See “Explanatory Note” in the Registration Statement for more information. Pursuant to Rule 416 of the Securities Act, the Registration Statement also covers such additional Common Stock as may become issuable pursuant to the anti-dilution provisions of the Stock Option Inducement Award Agreement. Pursuant to paragraph (h) of Rule 457 of the General Rules and Regulations under the Securities Act, the proposed maximum offering prices per share, the proposed maximum aggregate offering prices and the fees have been calculated on the basis of the exercise prices for the grant evidenced by the Stock Option Inducement Award Agreement.
The amount registered reflected in row one of Table 1 above represents the maximum number of shares of Common Stock of the Registrant deliverable upon the vesting of restricted stock units granted to Mr. Snyder on June 24, 2025 pursuant to a Restricted Stock Units Inducement Award Agreement, dated as of June 24, 2025, by and between the Registrant and Mr. Snyder (the “RSU Inducement Award Agreement”), being registered on the Registration Statement to which this exhibit relates. See “Explanatory Note” in the Registration Statement for more information. Pursuant to Rule 416 of the Securities Act, the Registration Statement also covers such additional Common Stock as may become issuable pursuant to the anti-dilution provisions of the RSU Inducement Award Agreement. Pursuant to paragraphs (c) and (h) of Rule 457 of the General Rules and Regulations under the Securities Act, the proposed maximum offering price per share, the proposed maximum aggregate offering price and the fee have been calculated on the basis of the average of the high and low sale prices of the Registrant’s Common Stock on the NASDAQ Stock Market LLC on June 18, 2025, a date that is within five business days prior to filing.
Table 2: Fee Offset Claims and Sources

	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associ-ated with Fee Offset Claimed	Security Title Associ-ated with Fee Offset Claimed	Unsold Securities Associ-ated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(p)
Fee Offset Claims
Fee Offset Sources

The Registrant is not relying on Rule 457(p) under the Securities Act to offset any of the filing fee due with respect to the Registration Statement to which this exhibit relates, so no information is provided under this Table 2.